UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 22, 2011

MAGNETEK, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10233	95-3917584
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N49 W13650 Campbell Drive
Menomonee Falls, WI	53051
(Address of Principal Executive Offices)	(Zip Code)

(262) 783-3500
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee of the Board of Directors of the Company approved an Executive Restricted Stock Retention Incentive program for the Company’s six-month transition period from July 4, 2011 through January 1, 2012, as previously disclosed in the Form 8-K filed on August 9, 2011.  The approval was granted pursuant to the Second Amended and Restated 2004 Stock Incentive Plan of Magnetek, Inc. (the “2004 Plan”) utilizing restricted stock award grants to certain designated management employees of the Company, including the following executive officers of the Company: Peter M. McCormick, President and Chief Executive Officer, Mary J. Schwenner, Vice President and Chief Financial Officer, Hungsun S. Hui, Vice President Operations, Michael J. Stauber, Vice President, Corporate Controller and Chief Accounting Officer and Scott S. Cramer, Vice President, General Counsel and Corporate Secretary.  The grant date of the restricted stock awards is August 22, 2011.  In general, the number of shares of restricted stock for the retention-based awards that each person will receive in the aggregate will be based upon a percentage of base salary in effect at the commencement of the transition period (in the range of 33% to 85%), further allocated by tier by weighted percentage (in the range of 50% to 65%) and weighted for the six-month transition period with a minimum award of 10,000 shares. Vesting of the retention-based awards is a three-year cliff vesting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 24, 2011

MAGNETEK, INC.

/s/ Marty J. Schwenner
By:	Marty J. Schwenner
Vice President and Chief Financial Officer